Item 26. Exhibit (h) i. c.

AMENDMENT NO. 6 TO THE

PARTICIPATION AGREEMENT BY AND BETWEEN

GOLDMAN SACHS VARIABLE INSURANCE TRUST,

GOLDMAN, SACHS & CO. AND

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

THIS AMENDMENT NO. 6 is made and entered into as of the _1st__ day of October, 2016, by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, a statutory trust formed under the laws of Delaware (the “Trust”), GOLDMAN, SACHS & CO., a New York limited partnership (the “Distributor”), and MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Massachusetts (the “Company”), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below).

WITNESSETH:

WHEREAS, Trust, Distributor and Company have entered into a Participation Agreement dated October 23, 1998, as amended (the “Agreement”), which is incorporated herein by reference;

WHEREAS, Article XI of the Agreement provides that the Agreement may be amended by written agreement signed by all of the parties; and

WHEREAS, Trust, Distributor and Company desire to amend Schedule 3 of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be further amended as follows:

1.	Unless otherwise noted or amended herein, all terms used in this Amendment shall have the same meaning as in the Agreement.

2.	Except as hereby amended, the Agreement remains in full force and effect in accordance with its terms.

3.	Amendment to Schedules. Schedule 3 is hereby deleted in its entirety and replaced with the attached Schedule 3.

***SIGNATURE PAGE FOLLOWS***

[page break]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

GOLDMAN SACHS VARIABLE INSURANCE TRUST

Date:	By: /s/ James McNamara
Name: James McNamara
Title: Managing Director

GOLDMAN, SACHS & CO.

Date:	By: /s/ James McNamara
Name: James McNamara
Title: Managing Director

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Date:	By: /s/ Tina M. Wilson
Name: Tina M. Wilson
Title: Sr. Vice President

2

[page break]

Schedule 3

Trust Classes and Series

Available Under

Each Class Contract

Effective as of October 1, 2016, this Schedule 3 is hereby amended to reflect the following changes in the Contract Marketing Name and in the Trust Classes and Series:

Contracts Marketing Name	Trust Classes and Series

Any variable life or variable annuity contracts issued by the separate accounts referenced below.

Separate Accounts:

Massachusetts Mutual Variable Annuity Separate

Account 4

Massachusetts Mutual Variable Life Separate Account I

All Goldman Sachs Variable Insurance Trust Funds (Institutional and Service Shares)

IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this Schedule 3 in accordance with Article XI of the Agreement.

GOLDMAN SACHS VARIABLE INSURANCE TRUST

By: /s/ James McNamara
Name: James McNamara
Title: Managing Director

GOLDMAN, SACHS & CO.

By: /s/ James McNamara
Name: James McNamara
Title: Managing Director

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: /s/ Tina M. Wilson
Name: Tina M. Wilson
Title: Sr. Vice President

3